WAL-MART SHOPPING CENTER LEASE AGREEMENT

     THIS LEASE is entered into as of the 1st day of July, 1996, by and between Landlord and Tenant as hereinafter defined.

ARTICLE 1.  DEFINITIONS AND CERTAIN BASIC PROVISIONS

          1.1  (a)  "Landlord":  WAL-MART STORES, INC.

               (b)  Landlord's Address;   701 South Wilton Boulevard
                                          Bentonville, AR  72716

               (c)  "Tenant":   Travel Network_

               (d)  Tenant's Address:   560 Sylvan Ave
                                        Englewood Cliffs, NJ  07632
                    Phone: (201)567-8500

               (e)  Tenant's Trade Name:   Vacation Central

               (f)  "Landlord's Agent":   Denise West

               (g)  "Cooperating Agent":   N/A

               (h) "Demised Premises": Located in WAL-MART Supercenters with store numbers, addresses and square footages as outlined in Exhibit D attached hereto.

               (i) Individual Location Lease Term: The term of this Lease as to each of the Demised Premises shall be two (2) years, beginning on the date as outlined in Exhibit D (the "Commencement Date" and ending at midnight on the date preceding the fifth anniversary of the Commencement Date (hereinafter referred to as the "Termination Date"); provided that if the Commencement Date is a date other than the first day of a calendar month , the Lease Term shall be extended for said number of years and months in addition to the remainder of the calendar month following the Commencement Date. Tenant shall have the option to renew the Lease in accordance with the provisions of Exhibit C. References to the "Lease Term" shall refer to the original term and any extensions or renewals thereof.

               (j) Minimum Guaranteed Rental: Outlined in Exhibit D on an individual store basis.

               (k)  [OMITTED]

               (1) Common Area Maintenance Charge (CAM): Calculated at $2.00 times the square footage divided by 12 months per Section 6.4.

               (m) Real Estate Tax Charge: Calculated at $.80 times the square footage divided by 12 months per Section 18.2.

               (n) Prepaid Rental: An amount equivalent to one month's rent (as outlined in Exhibit D) being rent for the last month of the Lease Term including appropriate Common Area Maintenance and Real Estate Tax Charges, due upon execution of this Lease.

               (o)  Security Deposit:   $ N/A.

               (p)  Permitted Use; Travel Related Services;  however, Tenant may
                    not  trade   merchandise   that  conflicts  with  Landlord's
                    merchandise without Landlord's written approval.

     1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

ARTICLE II.  GRANTING CLAUSE

     2.1 In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof., Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises as described in Section 1.1 (h), TO HAVE AND TO HOLD said Demised Premises for the Lease Term specified in Section i.i (i), and upon the the terms and conditions set forth in this Lease. Landlord further agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have peaceful and quiet possession of the Demised Premises.

     NOTE: If this Lease provides for construction prior to occupancy, refer to the appropriate exhibits attached hereto. In such case Article II above shall be deemed modified to the extent inconsistent with such exhibits.

ARTICLE III.  CONSTRUCTION AND ACCEPTANCE OF PREMISES

     3.1 Tenant acknowledges having been afforded the opportunity to inspect the Demised Premises to the fullest extent deemed necessary by Tenant, including but not limited to inspection and testing for environmental conditions or hazards. By occupying the Demised Premises, Tenant shall be deemed to have accepted the same "as is" and to have acknowledged that the same comply fully with Landlord's covenants and obligations hereunder.

     3.2 If this Lease is executed before the Demised Premises becomes vacant, or if any present tenant or occupant of the Demised Premises holds over, and Landlord cannot acquire possession of the Demised Premises prior to the Commencement Date of this Lease, as above defined, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Demised Premises at such time as Landlord is able to tender the same. Landlord hereby waives the payment of rent covering any period prior to tender of possession of the Demised Premises to Tenant hereunder.

     3.3 In the event of the Landlord's desire to renovate, relocate and/or expand any area, facility, prototype or appurtenance, Tenant and Landlord agree upon thirty (30) days' written notice to coordinate all activities, including but not limited to business termination date, construction start and completion dates, milestone dates, relocation, business regrand opening, etc. In such event, Landlord will utilize its best efforts to expeditiously pursue and complete the Demised Premises in accordance with the host construction schedule. Landlord will waive its rental requirements during the construction period and will sustain, within reason as agreed, relocation expenses incurred by Tenant to the new demised location. In no event will Landlord be responsible for "loss of business", "lack of trade", or any other claim resulting out of host's desire to improve the property.

ARTICLE IV.  RENT

     4.1   Rent shall be payable to Landlord in care of:

             Wal-Mart Stores, Inc.
             P.O. Box 500620
             St. Louis,  MO   63150-0620

     4.2  [OMITTED]

     4.3  [OMITTED]

     4.4 If this Lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, Percentage Rental for such fractional part of the calendar year following the Commencement Date or preceding the Termination Date, as the case may be, shall be paid at the specified rate for all sales made during such fractional part of a calendar year, after deducting from such Percentage Rental all payments of Minimum Guaranteed Rental for such fractional period. Such Percentage Rental is to be paid in monthly installments as provided in Section 4.3 with respect to full calendar years.

     4.5  [OMITTED]

     4.6 In the  event  that the  designation  of a  Percentage  Rental  rate in
Section 1.1 (k) of this Lease includes a breakpoint of Gross Sales (e.g., "5% of Gross Sales over $100,000.00"), then (a) subsection (ii) in the first sentence of Section 4.3 of this Lease shall be deemed to have been deleted and all other formula references in Article IV adjusted accordingly; (b) the breakpoint shall be divided by twelve for purposes of computing monthly Percentage Rental installments in the second sentence of Section 4.3; and (c) during all periods when Minimum Guaranteed Rentals are reduced (e.g., pursuant to Section 15.4 or Section 16.2), the breakpoint shall be reduced proportionately.

     4.7 It is understood that the Minimum Guaranteed Rental is payable on or before the first day of the month (in accordance with Section 4.2) and Percentage Rental, if any, is payable on or before, the tenth of each calendar month, without offset or deduction of any nature. In the event any rental is not received by the due date, it is agreed that the amount thus due shall bear interest at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant in the state where the Demised Premises is located but in no event to exceed 1 1/2% per month, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the aforesaid due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such increase shall be payable as additional rent hereunder, shall not be considered as a deduction from Percentage Rental, and shall be payable immediately on demand.

     4.8 If Tenant fails in two (2) consecutive months to make rental payments within ten (10) days after due, Landlord, in order to reduce its administrative costs, may require by giving written notice to Tenant (and in addition to any interest accruing pursuant to Section 4.6 above, as well as any other rights and remedies accruing pursuant to Article XIX or Article XX, or any other term, provision or covenant of this Lease), that Minimum Guaranteed Rentals are to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as .provided in this Lease . Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a. subsequent waiver of said rights.

     4.9 Tenant hereby acknowledges that Tenant ' s business reputation, intended use of the Demised Premises, potential for payment of Percentage Rent and ability to generate patronage to the Demised Premises and the Shopping Center Were all relied upon by Landlord and served as significant and material inducements contributing to Landlord's decision to execute this Lease with Tenant. Tenant hereby covenants and agrees: (i) to operate in the Demised Premises only under the trade name set forth in Section 1.1 (e) and under no other name or trade name whatsoever without Landlord's prior written consent,
(ii) to continuously use, occupy and operate the whole of the Demised Premises for the retail sale of its goods or services in accordance with its permitted use set forth in Section 1.1 (p),. during the hours in which the Shopping Center is open for business as designated by Landlord, and for no other purpose whatsoever, and (iii) not to own, operate or be financially interested in, either directly or indirectly (by itself or with others), a business like or similar to the business permitted to be conducted hereunder, or which employs the same or similar trade name, within a radius of three (3) miles of the perimeter of the Shopping Center, except for those which Tenant has in operation as of the date hereof. Without limiting Landlord's other available remedies, in the event Tenant should violate this (iii) covenant, Landlord may, at its option, (a) terminate this Lease upon thirty (30) days' written notice to Tenant, (b) enjoin the operation of the violative store, or(c) include all Gross Sales generated by any violative store as Gross Sales in calculating the Percentage Rent due under this Lease.

ARTICLE V.  SALES REPORTS AND RECORDS

     5.1  [OMITTED]

     5.2 Tenant shall keep in the Demised Premises or at some other location in the city where the Demised Premises are located, a permanent and accurate set of books and records of all sales of merchandise and revenues derived from business conducted in the Demised Premises and all supporting records such as tax reports and banking records. All such books and records shall be retained and preserved for at least twenty-four (24) months after the end of the calendar year to which they relate and shall be subject to inspection and audit by Landlord and its agents at all reasonable times.

     5.3 In the event Landlord is not satisfied with the statements of Gross Sales submitted by Tenant, Landlord shall have the right to have its auditors make a special audit of all books and records, wherever located, pertaining to sales made in or from the Demised Premises. If such statements are found to be incorrect to an extent of more than two percent (2%) over the figures submitted by Tenant, Tenant shall pay for such audit. Tenant shall promptly pay to Landlord any deficiency or Landlord shall promptly refund to Tenant any overpayment, as the case may be, which is established by such audit.

ARTICLE VI.  COMMON AREAS

     6.1 The term  "Common  Area" is defined  for all  purposes of this Lease as that part of the Shopping Center intended for the common use of all tenants, including among other facilities (as such may be applicable to the Shopping Center) parking area, private streets and alleys, landscaping, curbs, loading area, floors, doors, side walks, food court, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like but excluding space in buildings (now or hereafter existing) designed for rental or commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Landlord reserves the right to change from time to time the dimensions and locations of the Common Area, as well as the identity and type of any buildings in the Shopping Center. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants to the Shopping Center and other persons permitted by Landlord to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the Shopping Center or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. Tenant shall not solicit business within the Common Area or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations to prevent the public from obtaining prescriptive rights.

     6.2 Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires, and Tenant agrees that if any automobile or other vehicles owned by Tenant or any of its employees, subtenants, licensees or concessionaires shall at any time be parked in any part of the Shopping Center other than the specified areas designated for employee parking, Tenant shall pay to Landlord as additional rent upon demand an amount equal to the daily rate or charge for such parking as established by Landlord from time to time for each day, or part thereof, such automobile or other vehicle is so parked. Landlord may from time to time substitute for any parking area other areas reasonably accessible to Tenant, which areas may be elevated, surface or underground.

     6.3 Landlord shall be responsible for the operation, management, and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord.

     6.4 In addition to rentals and other charges prescribed in this Lease, Tenant shall pay to Landlord Tenant's proportionate share of the cost of operation and maintenance of the Common Area (including, among other costs, those for lighting, painting, cleaning, policing, inspecting, repairing and replacing, and heating and cooling as described in Appendix B attached hereto) which may be incurred by Landlord in its discretion, including a reasonable allowance for Landlord's overhead costs and for depreciation of maintenance equipment, and the costs of hazard insurance, but excluding general real estate taxes, assessments, and depreciation of Landlord's original investment. The proportionate share to be paid by Tenant of the cost of operation and maintenance of the Common Area shall be computed on the ratio that the total ground floor area of the Demised Premises bears to the total ground floor leasable area in the Shopping Center; provided that, in no event shall such share be less than the amount specified in Section 1.1 (l). Tenant shall make such payments to Landlord on demand, at intervals not more frequent than monthly. Landlord may at its option make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the calendar year on the basis of the actual cost for such calendar year.

ARTICLE VII.  USE AND CARE OF DEMISED PREMISES

     7.1 The Demised Premises may be used only for the purpose or purposes specified in Section 1.1 (p), and for no other purposes without the prior written consent of Landlord. Tenant shall use in the transaction of business in. the Demised Premises the trade name specified in Section 1.1 (e) and no other trade name without the prior written consent of Landlord. Tenant shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises are leased. Tenant shall operate its business in an efficient, professional and reputable manner so as to produce the maximum amount of sales from the Demised Premises, and shall, except during reasonable periods for repairing, cleaning, and decorating, keep the Demised Premises open to the public for business with adequate personnel in attendance on all days and during all hours (including evenings) established by Landlord from time. to time as store hours for the Shopping Center, and during any other hours when the Shopping. Center generally is open to the public for business, except to the extent Tenant may be prohibited from. being open for business by applicable law, ordinance or governmental regulation. In addition, Tenant will conduct all business in conjunction with and abiding by Landlord's philosophies, culture and standards.

     7.2 In the event Landlord receives over five (5) customer service complaints in any form (i.e., telephone, written, oral, etc.) per Tenant location during a period of one (1) year. Tenant will reimburse Landlord, within fifteen (15) days of notice of complaint, the amount of Fifty Dollars ($50.00) per complaint for administrative services. Each one (1) year period will start on January I and end December 31. Said charge is not to be construed as a remedy to other action as called out in this Agreement but as an addition to any or all remedies.

     7.3 Tenant shall provide, at its sole expense, signage with a customer service "Hot Line" notice including a 800 phone number and principle office address. The signage shall be in a conspicuous location in full view of all customers at all times the Shopping Center is open for business. Letters and numbers are to be a minimum of four inches (4") in scale with a background color which highlights the color of the characters. Signage is to be located in the Demised Premises and to complement the surrounding decor.

     7.4 Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. All property kept, stored or maintained within the Demised Premises by Tenant shall be at Tenant's sole risk.

     7.5 Tenant shall not conduct within the Demised Premises any "fire", "bankruptcy", "going-out-of-business," "lost-our-lease," or similar sales or operate within the Demised Premises a "wholesale" or "factory outlet" store, a cooperative store, a "second hand" store, a "surplus" store or a store commonly referred to as a "discount house". Tenant shall not permit any objectionable or unpleasant odors to emanate from Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, awning or other projection on the exterior of the Demised
Premises; nor take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Shopping Center or unreasonably interfere with their use of their respective premises; nor do anything which would tend to injure the reputation of the Shopping Center.

     7.6 Tenant shall take good care of the Demised Premises and. keep the same free from waste at all times. Tenant shall keep the. Demised Premises and sidewalks, service-ways and loading areas adjacent to the Demised Premises neat, clean and free from dirt or rubbish at all times. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center area.

     7.7 Tenant shall maintain all display windows in a neat, attractive condition and shall keep all display windows lighted during all business hours as defined above.

     7.8 Tenant shall include the address and indentity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

     7.9 Tenant shall procure at its sole expense any permits/and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

ARTICLE VIII.  MAINTENANCE AND REPAIR OF DEMISED PREMISES

     8.1 Landlord shall keep the foundation, the exterior walls, heating, air conditioning and roof (except plate glass; windows, doors, door closure devices and other exterior openings, window and door frames, molding, locks and hardware; special storefronts; lighting, plumbing and other electrical, mechanical, and electromotive installations, equipment and fixtures; signs, placards, decorations or advertising media of any type; and interior painting or other treatment of exterior walls) of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant or Tenants' agents, employees, subtenants, licensees and concessionaires; and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article XV and Article XVI of this Lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after receipt by Landlord of such written notice.

     8.2 Tenant shall keep the Demised Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of
Section 8.1, Article XV and Article XVI. Without limiting the coverage of the previous sentence, it is understood that 'Tenant's responsibilities therein include the repair and replacement of all lighting, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under or above the Demised Premises. If any repairs required to be made by Tenant hereunder are not made within ten (10) business days after written notice. delivered to Tenant by Landlord, Landlord may at its option, make such repairs without liability to Tenant for any loss or damage which, may result to its stock or business by reason of such repairs; and Tenant shall pay to Landlord upon demand, as additional rent hereunder, the cost of such repairs plus ten percent (10%) thereof as an administrative fee to Landlord plus interest at the maximum lawful rate in the state where the Demised Premises is located (but in no event to exceed 1 1/2% per month), such interest to accrue continuously from the date of payment bv Landlord until repayment by Tenant. At the expiration of this Lease, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 8.1, Article XV and Article XVI of this Lease.

ARTICLE IX.  ALTERATIONS

     9.1 Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the premises. All alterations, additions, improvements and fixtures (other than Tenant's unattached, readily movable furniture and office equipment) which may be made or installed by either party upon the Demised Premises shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Demised Premises to their original condition at Tenant's expense.

     9.2 All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

ARTICLE  X.  LANDLORD'S RIGHT OF ACCESS:  USE OF ROOF

     10.1 Landlord shall have the right to enter upon the Demised Premises at any time for the purpose of inspecting the same or of making repairs, alterations or additions to adjacent premises, or of showing, the Demised Premises to prospective purchasers, lessees or lenders.

     10.2 Tenant will permit Landlord to place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last ninety (90) days of the Lease Term, it being understood that such signs shall in no way affect Tenant's obligations pursuant to Section 7.3, Section 11.1, or any other provision of this Lease.

     10.3  Use of the roof above the Demised Premises is reserved to Landlord.

ARTICLE XI.  SIGNS:  STOREFRONTS

     11.l Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld or denied (a) make any changes to the storefront or (b) install any exterior lighting, decorations, paintings, awnings, canopies or the like or (c) erect or install any signs, window or door lettering placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises, excepting only dignified displays of customary type of its display window. All signs, lettering, placards, decorations and advertising media shall conform in all respects co the sign criteria established by Landlord for the Shopping Center from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval, of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times at Tenant's expense.

   11.2 Subject to the restrictions of Section 11.1 above, Tenant agrees to install and maintain a first-class sign on the front of the Demised Premises during the Lease Term. At Tenant locations where the Demised Premises' entrance and exit are to the outside of the Shopping Center, signage to be provided, and installed by Tenant. At Tenant locations where the Demised Premises' entrance ' and exit are to the inside of the Shopping Center, signage to be provided and installed by Landlord.

ARTICLE XII.  UTILITIES

     12.1 Landlord  agrees to cause to be provided and  maintained the necessary
mains,   conduits  and  other  facilities   necessary  to  supply  water,   gas,
electricity, telephone service and sewerage service to the Demised Premises.

     12.2 Landlord shall pay all charges for electricity, water, gas, and sewerage service furnished to the Demised Premises. Tenant shall pay for telephone service and other utility service.

     12.3 Landlord shall not be liable for any interruption whatsoever in utility services not furnished by Landlord nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or in order to make alterations, repairs or improvements.

ARTICLE XIII.  INDEMNITY AND PUBLIC LIABILITY INSURANCE

     13.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Shopping Center under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to defend, indemnify and. hold Landlord harmless from any loss, expense, including reasonable attorney expenses, or claims arising out of such damage or injury.

     13.2 Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the Demised Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 in respect of injuries to or death of any one person, and in an amount not less than $5,000,000.00 in respect of any one accident or disaster, and in an amount not less than $1,000,000.00 in respect of property damaged or destroyed, and to be written by insurance companies satisfactory to Landlord. In addition, Tenant shall provide products liability and completed operations coverage in an amount not less than $1,000,000.00. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to cancellation or the expiration of the respective policy terms of such insurance. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus ten percent (10%) as an administrative fee to Landlord plus interest at the maximum contractual rate (but in no event to exceed 1 1/2% per month) from the date of payment by Landlord until repaid by Tenant.

     13.3 Tenant  agrees to maintain  and keep in force,  during the Lease Term,
all  workers'   compensation   insurance  required  under  applicable   Worker's
Compensation Acts.

ARTICLE XIV.  NON-LIABILITY FOR CERTAIN DAMAGES

     14.1 Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Demised Premises or other portions of the Shopping Center becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.

     14.2 Tenant and its agent and employees shall not be liable to Landlord for any injury to person or damage to property caused by the Demised Premises or other portions of the Shopping Center becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises, nor shall Tenant be liable to Landlord for any losses or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Tenant.

     14.3 Landlord and Landlord's agents and employees shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused in whole or in part by the negligence or misconduct os Tenant, its employees, subtenants, invitees, licensees or concessionaires, or of any other person entering the Shopping Center under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant or the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this Lease; and Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any loss, expense or claim arising out of such damage or injury.

     14.4 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insured under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when standard fire and extended coverage insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy.

ARTICLE XV.  DAMAGES BY CASUALTY

     15.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

     15.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insured under standard fire and extended coverage insurance, and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence, at its sole cost and expense, to rebuild and repair the Demised Premises. In the event (a) the Shopping Center shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance or (b) the Shopping Center shall be destroyed and untenantable to an extent in excess of fifty percent (50%) of the floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Demised Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty, and if it elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense.

     15.3 Landlord's obligation to rebuild and repair under this Article XV shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant or Landlord's Work, as described in Exhibit B, if any, to substantially the same condition in which the same existed prior to the casualty, as the case may be. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additional improvements, fixtures, signs and equipment installed by Tenant, all items of Tenant's Work as described in Exhibit: B.

     15.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. At Landlord's sole discretion, during the period from the occurrence of the casualty until Landlord's repairs are completed, the Minimum Guaranteed Rental shall be reduced to such extent as may be fair and reasonable under the circumstances.

     15.5 Tenant will secure at Tenant's sole cost Property Insurance Coverage normally covered in a Fire and Extended Coverage Policy. This coverage is to provide coverage for Tenant's equipment, fixtures, alterations and improvements and/or betterments. Loss of rents coverage shall also be included.

ARTICLE XVI.  EMINENT DOMAIN

     16.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease, shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning, authority.

     16.2 If less than thirty percent (30%)of the floor area of the Demised Premises should be taken as aforesaid, this Lease shall not terminate, however, the Minimum Guaranteed Rental (but not Percentage Rental) is payable hereunder during the unexpired portion of this Lease in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining premises or, if an Exhibit B is attached hereto, all necessary repairs or alterations within the scope of Landlord's Work as described in Exhibit B, as the case may be required to make the remaining portions of the Demised Premises an architectural whole.

     16.3 If any part of the Common Area should be taken as aforesaid, this Lease shall not terminate nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate .this Lease if the area of the Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

     16.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant ' s moving and relocation expenses or for the loss of Tenant ' s fixtures and other tangible personal property if a separate award for such items is made to Tenant.

ARTICLE XVII.  ASSIGNMENT AND SUBLETTING

     17.1 Notwithstanding the sale of franchises, Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings which will not be unreasonably withheld.

     17.2 If Tenant is a corporation and if at any time during the Lease Term the person or persons who own a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of the execution of this Lease cease to own a majority of such shares (except as the result of transfers by devise or descent), the loss of a majority of such shares shall be deemed as assignment of this Lease by Tenant and therefore subject in all respects to the provisions of. Section 17.1 above. The previous sentence shall not apply, however, if at the time of the execution of this Lease, the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

     17.3 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in any event of assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind, and upon election by Landlord, such rentals shall be paid directly to Landlord as specified in section 4.1 of this Lease (to be applied as a credit and offset to Tenant's rental obligations.)

     17.4 If this Lease is In fact a sublease, Tenant accepts this Lease subject to all of the terms and conditions of the underlying Lease under which Landlord holds the Shopping Center as lessee. Tenant covenants that it will do no act or thing which would constitute a violation by Landlord of his obligation under such underlying Lease; provided, however, that Tenant's agreement in this regard is premised on Landlord's assurances to the effect that the terms of this Lease do not violate such underlying Lease.

     17.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises.

     17.6 In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Shopping Center to a person expressly assuming Landlord's obligation under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE XVIII.  TAXES AND INSURANCE

     18.1 Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises. If any such taxes are levied against Landlord or Landlord's property, and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises, and Landlord elects to pay the taxes based on such increase. Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

     18.2 Except as provided in Section 18.1, Landlord shall pay or cause to be paid all general real estate taxes, general and special assessments, parking surcharges and other governmental charges (hereinafter collectively referred to as the "General Taxes") levied against the Shopping Center for each real estate tax year. Tenant shall pay to Landlord in addition to the rentals and other charges prescribed in this Lease, its proportionate share of all General Taxes levied against the Shopping Center. The proportionate share which is attributable to the Demised Premises during any lease/tax year shall be the product of the aggregate of General Taxes times a fraction of the numerator of which is the total square feet included in the Demised Premises and the denominator of which is the total ground floor area in the Shopping Center; provided that, in no event shall such share be less than the amount specified in
Section 1.1 (m). Tenant shall make such payments to Landlord on demand, at intervals not more frequent than monthly. See Section 18.5 for payment rights.

     18.3 If at any time during the Lease Term, a tax or excise on rents or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this Lease or the rents or other charges reserved hereunder, as a substitute in whole or in part, or in addition to the General Taxes described in section 18.2 above, Tenant agrees to pay to Landlord upon demand, and in addition to the rentals and other charges prescribed in this Lease, the amount of such tax or excise. In the event any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. See
Section 18.5 for payment rights.

     18.4 Landlord shall pay or cause to be paid all the premiums for liability insurance, fire and extended coverage insurance, or both, carried by Landlord covering the Shopping Center (hereinafter referred to as "Insurance Premiums"). Tenant shall pay to Landlord upon demand, and in addition to the rentals and other charges prescribed in this Lease, its proportionate share of all Insurance Premiums for insurance insuring the Shopping Center. The proportionate share which is attributable to the Demised Premises during any lease/insurance year shall be the product of the aggregate of Insurance Premiums times a fraction of the numerator of which is. the total square feet included in the Demised Premises and the denominator of which is the total ground floor are in the Shopping Center at the tine the Insurance Premiums are due. Tenant shall make such payments to Landlord on demand, at intervals not more frequent than monthly. See Section 18.5 for payment rights.

     18.5 If at any time during the Lease Term Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord a payment pursuant to one or more of the preceding sections of this Article XVIII, Landlord may direct that Tenant prepay monthly a prorata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that Minimum Guaranteed Rental is due.

ARTICLE XIX.  DEFAULT BY TENANT AND REMEDIES

     19.1 The following events shall be deemed to be events of default by Tenant under this Lease:

     1) Tenant shall fail to pay any installment of rent or any other obligations hereunder involving the payment of money and such failure shall continue for a period of thirty (30) days after the date due .

     (2) Tenant shall fail to comply with any term, provision or covenant of this Lease other than as described in subsection (1) above and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

     (3) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (4) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against: Tenant or any guarantor of Tenant ' s obligations under this Lease thereunder.

     (5) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or. any guarantor of Tenant's obligations under this Lease.

     (6) Tenant shall desert or vacate or shall commence to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial value of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

     (7) Tenant shall not do or permit to be done anything which creates a lien upon the Demised Premises.

     Upon the occurrence of any such events of default, Landlord shall have the option to pursue either of the following alternative remedies:

     A. Without any notice or demand whatsoever. Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, it is agreed that if Tenant deserts or vacates the Demised Premises, Landlord may enter upon and take possession of the Demised Premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to Subsection B of this Section 19.1. Tenant hereby acknowledges that Landlord shall otherwise be reletting as Tenant ' s agent and Tenant furthermore hereby agrees to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by Landlord. It is further agreed in this regard that in the event of any default described in Subsection
          (2) of this Section 19.1, Landlord shall have the right to enter upon the Demised Premises by force if necessary without being liable for prosecution of any claim for damages therefor, and do whatever Tenant is . obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease; and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

     B. Landlord, may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so. Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any interest which may have accrued pursuant to Article IV of this Lease), enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary without being liable for prosecution or any claim for damages therefor. Landlord agrees to provide ten (10) days written notice and Tenant hasten (10) days to correct, modify and make whole any obligation. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this Subsection (7)B, said loss and damage to be determined by either of the following alternative measures of damage.

          (i) Until Landlord is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Landlord, to relet the Demised Premises, Tenant shall pay to Landlord on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. After the Demised Premises have been relet by Landlord, Tenant shall pay to Landlord on the twentieth day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect a deficiency, Landlord shall have a right to allowsuch deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. ' Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above described credit.

          (ii) When Landlord desires. Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby, agrees to pay, the difference between the total of all monthly rentals, and Other charges provided in this Lease for the remainder of the term and the reasonable rental value of the Demised Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law, in the state designated by
               Section 27.10 of this Lease, when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, ac the rate of six percent (6%) per annum).

               If Landlord elects to exercise the remedy prescribed in subsection (7) A above, this election shall in no wav prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in Subsection (7) B above, provided that at the time of such cancellation Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by Subsection (7) B (i) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with Subsection (7) B
               (ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     19.2 It is expressly agreed that in determining "the monthly rentals and other charges provided in this Lease, "as that term is used throughout Subsection (7) A and (7) B of Section 19.1 of the Lease, there shall be added to the Minimum Guaranteed Rental (as specified in Section 1.1 (j) of this Lease) a sum equal to the charges for maintenance of the Common Area (as specified ir
Section 6.4 of this Lease), the charges for taxes and insurance (as specified in
Article XVIII of the Lease) plus one twenty-fourth (1/24) of the total of all percentage rentals required to be paid by Tenant (pursuant to Section 4.3 .and
4.4 of this Lease) because of Gross Sales during the two full calendar years immediately preceding the date Landlord initiated action pursuant to said subsection (or, if two full calendar years have not then elapsed, to the corresponding fraction of all percentage rentals required to be paid because of Gross Sales during the period commencing with the Commencement Date of this Lease and concluding with the date on which Landlord initiated such action).

     19.3 It is further agreed that, in addition to payments required pursuant to Subsections (7) A and (7) B of Section 19.3 of this Lease, Tenant shall compensate Landlord for all reasonable expenses incurred by Landlord in repossession (including among other expenses, any increase in Insurance Premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default (including among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Shoppins Center), and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

     19.4 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant, herein contained without the necessity of or proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

     19.5 If on account of any breach or default by Tenant in its obligations hereunder. Landlord shall employ an attorney is present, enforce or defend any of Landlord's rights or remedies hereunder. Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

     19.6 Landlord hereby acknowledges  receipt from Tenant of the sum stated in
Section 1.1 (n), to be applied to the last accruing installment of rent. Landlord further acknowledges receipt from Tenant of the sum stated in Section
1.1 (o) to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit may be commingled with Landlord ' s other funds and is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damages, injury, expense or liability caused to Landlord by such event or default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease (subject to the provisions of Section 17.5).

ARTICLE XX.  LANDLORD'S CONTRACTUAL SECURITY INTEREST

     20.1 In addition to the statutory Landlord's Lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant and to secure payment of any damages or losses which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or. condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may. hereafter be, situated on the Demised .Premises, and all proceeds. therefrom,, .and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been. fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable noticed the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above described premises or where the property is located after the time, and place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the property is located, as well as any other state the laws of which Landlord may at any time consider to be applicable.

     20.2 Notwithstanding Section 20.1, Landlord agrees that it will subordinate its security interest and Landlord's Lien to the security interest of Tenant's supplier or institutional financial source, provided that Landlord approves the transaction as being reasonably necessary for Tenant's operations at the Demised Premises, and further provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment or inventory involved in the transaction.

ARTICLE XXI.  HOLDING OVER

     21.1 In the event Tenant remaining in possession of the Demised Premises after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month at a monthly rental rate equal to the current Minimum Guaranteed Rental plus other charges (including any Percentage Rental) herein provided plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

ARTICLE XXII.  SUBORDINATION AND ATTORNMENT

     22.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises or the Shopping Center as a whole and to any renewals and extensions thereof. Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease; provided, however, notwithstanding that this Lease may be (or made to be) superior to mortgage, deed of trust or other lien, the provisions of mortgage, deed of trust or other lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Shopping Center as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request; provided, however, that upon Tenant's written request and notice to Landlord, Landlord shall use good faith efforts to obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the Lease Term as long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.

     22.2 At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Demised Premises has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

     22.3 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord), which statement shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord, is not in default as to any obligations of Landlord under this Lease (or if Landlord Is in. default, specifying any default.), shall confirm Tenant's agreements contained above in this Article XXII, shall confirm the Commencement and Termintion Dates of this Lease, and shall contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within seven (7) days after the delivery of a written request from Landlord to Tenant. Landlord may treat such failure as an event of default.

     22.4 Tenant shall attorn to and be bound to any of Landlord's successors under all the terms, covenants and conditions of this Lease for the balance of any remaining Lease Term.

ARTICLE XXIII.  MERCHANTS ASSOCIATION

     23.1 In the event that Landlord shall organize a merchants association composed of tenants in the Shopping Center, Tenant agrees that it will join and maintain membership in such association, will pay such dues and assessments as may be fixed and determined from time to time by the association and will comply with such other bylaws, rules and regulations as may be adopted from time to time by the association.

ARTICLE XXIV.  DIRECTION OF TENANT'S ENERGIES

     24.1 Tenant acknowledges that Tenant's monetary contribution to Landlord (in the form of rentals) and Tenant's general contribution to commerce within the Shopping Center (also important in Landlord's determination to execute this Lease with Tenant) will be substantially reduced if during the Lease Term, either Tenant or any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Tenant shall directly or indirectly operate, manage, conduct or have any interest in any establishment within commercial proximity of the Shopping Center. Accordingly, Tenant agrees that during the Lease Term neither Tenant nor any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Tenant (and also, in the event Tenant is a corporation, if any officer or director thereof or shareholder owning more than ten percent (10%) of the outstanding stock thereof, or parent, subsidiary or related or affiliated corporation) shall directly or indirectly operate, manage, conduct or have any interest in any commercial establishment within three (3) miles of the Shopping Center, except that any such commercial establishment existing at the date of this Lease may continue to be operated, managed, conducted and owned in the same manner as on the date of this Lease, provided there is no change in the size or trade name of such commercial establishment.

ARTICLE XXV.  NOTICES & CORRESPONDENCE

     25.1 Wherever, any notice or correspondence is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out below:

     LANDLORD: Wal-Mart Stores, Inc.
               Attn:  Property Management 8707
               701 S. Walton Boulevard
               Bentonville, AR  72716-8707


     TENANT:   The Travel Network
               Attn: Michael Brent
               560 Sylvan. Ave.
               Englewood Cliffs, NJ  07632

               cc: Attorney Harold Kestenbaum
               170 Old Country Rd.
               Mineola, NY  115 01

or at such other addresses as they have theretofore specified by written notice.

     25.2 If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment.

ARTICLE XXVI.  REGULATIONS

     26.1 Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises or the Shopping Center, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business. Subject to the express rights granted to Tenant under the terms of this Lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission,, or otherwise, that would adversely affect the environment, or do anything to permit anything to be done that would violate any of said laws, regulations, or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Shopping Center or the Demised Premises regulations or any charges imposed upon customers or other invitees pursuant to same.

     26.2 If by reason of any Regulations the payment to or collection by Landlord of any rental or other charges (collectively ,referred to hereinafter as "Lease Payments") payable by Tenant: to Landlord pursuant to the provisions of this Lease is in excess of the amount permitted therefor by the Regulations (the "Maximum Charge"), then Tenant, during the period when the Regulations shall be in force and effect (the "Freeze Period") shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this Lease, Tenant, to the extent not then prescribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the Lease Term, a sum equal to the cumulative difference between the Maximum Charge and the Lease Payments during the Freeze Period. If any provisions of this Section 26.2, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of. the other provisions of this Section 26.2 or of this Lease, all of which shall be deemed valid and unenforceable to the fullest extent permitted by law.

ARTICLE XXVII.  MISCELLANEOUS

     27.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and, agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     27.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant ' s obligations except as may be otherwise expressly provided. In this regard it is specifically understood and agreed that in the event Landlord commences any proceedings against Tenant for nonpayment of rentals or any other sum due and payable by Tenant hereunder. Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event that Tenant interposes any such counterclaim or other claim against Landlord in such proceedings. Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord. Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

     27.3 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Demised Premises; and Landlord shall not: be personally liable for any deficiency, except that Landlord shall, subject to the provisions of Section 17.5 hereof, remain personally liable to account to Tenant for any security deposited hereunder. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

     27.4 Except as may be otherwise herein provided, in all circumstances under this Lease where prior consent or permission of one party ("First Party"), whether it be Landlord or Tenant, is required before the other party ("Second Party") is authorized to cake any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive. judgment and discretion of the First Party; and it shall not constitute any nature of breach by the First Party hereunder or any defense to the performance of any covenant, duty or obligation of the Second Party hereunder that the First Party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was, in the opinion of the Second Party, prudent or reasonable or based on good cause.

     27.5 One or more waivers of any covenant, term, or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be' deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     27.6 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

   27.7 The laws of the state in which the Demised Premises are located shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall
 .not be affected thereby. Venue, for any action under this Lease, shall be the county in which rentals are due pursuant to Section 4.1 and Section I.I of this Lease.

     27.8 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

     27.9 Whenever here the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

     27.10 The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

     27.11 This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Landlord and Tenant hereby acknowledge that they are not relying on any representation or promise of the other, or of the Agent or Cooperating Agent, except as maybe expressly set forth in this Lease. Oral agreements in conflict with any of the terms of this Lease shall be without force and effect.

     27.12 This Lease consists of twenty-seven (27) Articles and ____ attached pages, including Exhibits A through E (any space left blank will be deemed to have been completed with the word "none"). With the exception of Article VI, in the event any provision of an Exhibit or other attached page shall be inconsistent with a provision in the body of the Lease, the provision as set forth in the Exhibit shall be deemed to control.

     27.13 Notwithstanding anything herein to the contrary, it is specifically agreed between Landlord and Tenant that if Tenant's quality of merchandise, method of operation or merchandise variety is not sufficient in the sole discretion of Landlord, then Landlord shall give Tenant written notice of the deficiencies and Tenant shall have thirty(30) days to correct the deficiencies, and if the deficiencies are not corrected in the sole discretion of Landlord, then Landlord may cancel this Lease by giving Tenant ten (10) days notice to vacate the Demised Premises within which time Tenant shall vacate the premises and Landlord shall also have the right, but not the obligation, to purchase from Tenant all or some of the following:

     A. The leasehold improvements made by Tenant Upon the Demised Premises at book value less straight-line depreciation based on a ten (10) year life; and

     B. Any of the merchandise, equipment, furniture or fixtures of Tenant located upon. the Demised Premises at Tenant's net invoice cost, provided that Tenant shall. be required to substantiate said net invoices. In the event Landlord elects to terminate the Lease and exercise, the right, to purchase from Tenant any of .the items set forth above, all inventory of all improvements, merchandise, equipment, furniture or fixtures (hereinafter referred to as "Goods") to be purchased by Landlord shall be made thirty-one (31) days following the date of Landlord's notice of termination. The inventory shall be pursuant to inventory procedures mutually agreed upon by the parties hereto. The cost of the inventory shall be borne by Landlord. Landlord shall not accept, purchase, nor include in inventory the following:

          1. Any merchandise which has been repackaged or is not in its original container.

          2. Any merchandise which is discolored, opened or has its packaging defaced in any manner.

          3. Any equipment, furniture or fixtures which is damaged and unusable.

          4.   Support facilities and systems.

          5.   Valuation.

     27.14 Notwithstanding anything herein to the contrary. Tenant agrees to the cancellation of this Lease and agrees to vacate the Demised Premises, on the date the Shopping Center ceases doing business in and at that location.

     27.15 Notwithstanding anything herein to the contrary, it is further agreed and understood that Landlord shall have the option for one hundred and twenty
(120). days prior to the expiration of the Lease Term to terminate the Lease. Landlord may exercise this option by giving Tenant written notice of termination pursuant to Article XXV of this Lease. If Landlord exercises this option, it shall also have the right but pot the obligation to purchase from Tenant all or some of the following.

     A. The leasehold improvements made by Tenant upon the Demised Premises at: book value less straight line depreciation based on a ten(10) year life, and

     B. Any of the merchandise, consumable supplies, equipment, furniture or fixtures of Tenant located upon the Demised Premises at Tenant's net invoice cost. Landlord shall also pay Tenant an amount equal to three percent (3%) of Tenant's Gross Sales for the twelve (12) month period preceding Landlord's exercise of this option. If Tenant has not been in operation for a twelve-month period, Landlord will pay three percent (3%) of the Gross Sales for the period Tenant has been in operation. In the event Landlord elects to terminate the Agreement and exercise the right to purchase, from Tenant any of the' items set forth above, all inventory of all improvements, merchandise, equipment, furniture or fixtures (hereinafter referred to as "Goods") to be purchased by Landlord shall be made thirty-one (31) days following the date of Landlord's notice of termination. The inventory shall be pursuant to inventory procedures mutually agreed upon by the parties hereto. The cost of the inventory shall be borne by Landlord. Landlord shall not accept, purchase, nor include in inventory the following:

          1. Any merchandise which has been repackaged or is not in its original container.

          2. Any merchandise which is discolored, opened or has its packaging defaced in any manner.

          3. Any equipment, furniture or fixtures which is damaged and unusable.

          4.   Support facilities and systems.

          5.   Valuation.

     The transfer of Goods shall take place on the Inventory Date, and the Bill of Sale shall bear that date. Payment for the Goods, however, shall not be made earlier than thirty-one (31) days thereafter in conformity with the provisions of the Bulk Sales Act (which date shall hereinafter be referred to as the "Closing Date").

     The purchase price shall be used first to pay all creditors of Tenant ' s current business operation on the Demised Premises. The balance of the purchase price shall be paid to Tenant. If the purchase price is insufficient to pay all creditors, all secured creditors shall be paid in full, then all unsecured creditors shall receive a prorata share of the balance. Tenant shall be responsible for any and all debts in excess of the purchase price, and Landlord shall take the Goods free of same.

     Pursuant to the provisions of the Bulk Sales Act, Landlord shall have the right to withhold such payment and deliver same or portions thereof to those individuals entitled thereto as set forth on the Bulk Sales Transfer Form (hereinafter "Form"). Tenant shall prepare and provide to Landlord such Form and list thereon all of its existing creditors, including each creditor's name, address and the amount owed, if known. Such Form shall also, contain the name and address of all persons known to Tenant to assert claims against it even though such claims are disputed. In addition, the Form shall be dated, signed by Tenant and notarized. Further, Landlord and Tenant shall prepare a Schedule of Goods Transferred (the "Schedule") which contains information sufficient to identify said Goods. Landlord must preserve the Form and Schedule for six (6) months following the transfer and permit inspection of either or both and copying therefrom at all reasonable hours by any creditor of Tenant. In addition. Landlord shall provide written .notice of this transfer to each listed creditor of Tenant in compliance with he State Bulk Sales Laws. If Landlord exercises its option to terminate the Lease, Tenant agrees that it will, prior to the date it vacates the Demised Premises, take whatever steps are necessary to have the telephone number for the Demised Premises transferred by the local telephone company from its name to that of Landlord.

EXECUTED AS OF THE DATE HEREINABOVE STATED.

WITNESS:                           LANDLORD:  WAL-MART STORES, INC.
                                   Title:   Director Wal-Mart Realty

/s/                                /s/
-------------------------          ----------------------------------

WITNESS:                           TENANT:/S/
                                          ---------------------------

/s/                                TRAVEL NETWORK. LTD.
-------------------------          ----------------------------------
  KATHERINE M. CARRAJAL            Title:  President       7/17/96
                                           --------------------------

                                   EXHIBIT A*

                 CONSTRUCTION AND ACCEPTANCE OF DEMISED PREMISES

     1. Subject to the provisions below. Landlord agrees that it will proceed to construct a store unit upon the Demised Premises as shown and outlined on the plan attached hereto as Exhibit D, in compliance with the "Description of Landlord's Work" in Exhibit B attached hereto, with such minor variations as Landlord may deem advisable, and tender the Demised Premises to Tenant. The Demised Premises shall be deemed to be "ready for occupancy" when Landlord's Work on the Demised Premises as described in Exhibit B (except for minor finishing jobs) has been substantially completed. If Landlord should for any reason fail to complete such work prior to the Estimated Completion Date, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the Lease Term be affected, except that if for any reason the Demised Premises are not ready for occupancy within eighteen (18) months following the Estimated Completion Date, Tenant may, at its option, cancel and terminate this Lease by written notice to Landlord delivered within thirty (30) days following the expiration of such eighteen (18) month period, in which event neither party shall have any further liabilities or obligations hereunder, except that Landlord shall repay to Tenant any prepaid rent or security deposit. When the Demised Premises are ready for occupancy (which, unless Tenant objects and Wal-Mart Staff Architect or General Contractor fails to certify to the date selected by Landlord, shall be the date Landlord delivers to Tenant the keys for the Demised Premises with a statement to the effect that they are ready for occupancy), Tenant agrees to accept possession thereof and to proceed with due diligence to perform the work described under "Description of Tenant's Work" in Exhibit B, and to install its fixtures, furniture and equipment. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant, the certificate of Wal-Mart Staff Architect or General Contractor shall be conclusive. By occupying the Demised Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same fully comply with Landlord's covenants and obligations hereunder.

     2. Tenant agrees to-open the Demised Premises to the public simultaneously with the host "Soft Opening". Soft opening is defined as the first day the host will be open to the: public and will be termed "Commencement Date". The premises will be ready for occupancy during the construction period. Landlord and Tenant each agree that prior to the Commencement Date, (termed "Possession Date") to execute and deliver a recordable short form lease containing the basic provisions of this Lease, acknowledging that Tenant has accepted possession, and reciting the exact Commencement Date and Termination Date of this Lease.

     3. Tenant agrees to participate in a joint opening of the Shopping Canter if requested to do so by Landlord.

     4. Landlord shall not be obligated to proceed with construction on the Demised Premises unless and until financing acceptable to Landlord is obtained. Unless commitments for such financing satisfactory to Landlord have been obtained and all conditions to such commitments (other than construction of the shopping Center) shall have been fulfilled within twelve (12} months following the Estimated Completion Date, Landlord may so notify Tenant in writing within thirty (30) days following the expiration of such twelve (12) month period, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Landlord can obtain financing only upon the basis of modification of the terms and provisions of this Lease, Landlord shall have the right to cancel this Lease if Tenant refuses to approve in writing any such modification within the fifteen (15) days after Landlord's request therefor. If such right to cancel is exercised, this Lease shall thereafter be null and void, any security deposited hereunder shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.

          * To be attached to Shopping Center Lease, and to be incorporated and made a part: thereof if said agreement provides for a building to be constructed by Landlord for Tenant.

               INITIALED:

               LANDLORD /S/
                        ---------------------

               TENANT   /S/
                        ---------------------

                                    EXHIBIT B

                                 STORE CONDITION

     Wal-Mart Shopping Center License Agreement will deliver the location, tile floor, painted walls, recess lighting and store gate* Electricity and telephone are the responsibility of Tenant.

                                    EXHIBIT C

                                 RENEWAL OPTION

     Tenant is  granted  the option (s) to extend the term of this Lease for One
(1) consecutive term of Three (3) years followed by One (1) consecutive term of Five (5) years, provided (a) Tenant is not in default at the time of exercise of the respective option, (b) Tenant gives written notice, pursuant to Article XXV of this Lease, of its exercise of the respective option at least one hundred eighty (180) days prior to the expiration of the original Lease Term or the expiration of the then existing term and (c) Landlord does not elect to buy out Tenant pursuant to Section 27.15 of the Lease. Each extension term shall be upon the same terms, conditions and rentals, except (i) Tenant shall have no further right of renewal after the last of the extension terms prescribed above and (ii) the monthly Minimum Guaranteed Rental and other charges shall be as set out below.

               INITIALED:

               LANDLORD /S/
                        ---------------------

               TENANT   /S/
                        ---------------------

                            WAL*MART

-------------------------------------------------------------------------------
     WAL-MART STORES. INC. - 701 SOUTH WALTON BLVD. - BENTONVILLE,AR 72716

August 21,19S6

Michael Brent
Travel Network
560 Sylvan Avenue

Englewood Cliffs, NJ 07632

Dear Michael,

This is to clarify that in Exhibit C of the lease between Wal-Mart Stores Inc, and Travel Network, LTD Renewal Option 1 pertains to years 3,4 and 5 of the lease. Renewal Option 2 pertains to years 6,7,8,9,and 10 of the lease.

Please contact me with any questions you may have.

/s/ Denise West
DeniseWest
Leasing Manager

                           WAL-MART SUBLEASE AGREEMENT
                           ---------------------------

                               TRAVEL NETWORK, LTD
                                LICENSE AGREEMENT

                               SUBLEASE AGREEMENT
                               ------------------

     THIS SUBLEASE made as of this ___ day of___________, 19__ ("Sublease"), by and between Travel Network, Ltd., a New Jersey corporation having its office at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (hereinafter "Sublessor"), and _______________________, having his/her principal residence at _______________ _______________(hereinafter "Sublessee"):

          1. Sublease:
             --------

     (a) This Sublease is subject to and subordinate in all respects to the Wal-Mart Shopping Center Lease Agreement (hereinafter "Head Lease") heretofore entered into between the Sublessor herein as the Lessee and Wal-Mart Stores, Inc., as the Lessor, a copy of which Head Lease in is attached hereto as Exhibit "A"; and by this reference made a part hereof as if fully set forth herein.

     (b) Sublessee agrees that nothing herein contained shall be deemed to grant Sublessee any rights which would conflict with any of the covenants and conditions of said Exhibit "A" and Sublessee agrees that he/she will do nothing in, on or about the demised premises or fail to do anything which would result in a breach of Sublessor of its undertakings and obligations under the Head Lease.

     (c) Nothing contained herein shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements, or undertakings of Lessor in the Head Lease nor as an absolute or unconditional undertaking by Sublessor to perform the obligations of Lessor on the same terms as are contained in the Head Lease.

     2. Premises:
        --------

     (a) Sublessor hereby subleases to Sublessee and Sublessee hires from Sublessor, the premises known as Wal-Mart Supercenter #_______ and the space located therein (hereinafter "Premises"), to be used by Sublessee only as a licensee of Travel Network, Ltd. (hereinafter "Licensor") for the sole purpose of operating a Travel Network Vacation Central" agency ("Agency") subject to the terms of a certain License Agreement entered into by and between Sublessor and Sublessee, dated __________________. 19___ ("License Agreement").

     (b) Sublessee acknowledges that the Premises are not presently suitable for use as an Agency and agrees to complete those leasehold improvements at Sublessee's sole cost and expense in conformity with all of the terms of the Head Lease and in general conformity with the prototype plans and designs for the Agency.

     (c) Sublessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of federal, state and local governments and of any and all their departments and bureaus applicable to said Premises.

     (d) Before commencing any work or installing any fixtures or equipment in connection with repair or alteration of the Premises, Sublessee shall:

     1. Obtain the necessary consents, authorizations and licenses from the federal, state and/or municipal authorities asserting jurisdiction over the work to be done, and no work shall be started or equipment installed unless and until all such necessary consents, authorizations and licenses shall first have been duly obtained by the Sublessee and/or his/her contractor or other persons doing the work or installing the equipment on behalf of Sublessee. The foregoing shall not apply if Sublessor assumes responsibility for obtaining the foregoing;

     2. Subject to the prior approval of the Lessor, enter into proper contracts with contractors, subcontractors and materialmen, which contracts will provide, among other things, that said work shall be done and equipment installed in good workmanlike manner and in accordance with the plans and specifications previously approved, and consents, authorizations and licenses previously obtained, and which contracts shall provide that the contractor or other persons referred to above will look solely to the Sublessee for payment and will hold the Sublessor and the Premises free from all liens and claims of any persons furnishing labor or furnishing materials. therefor, or both, and will also provide similar waivers or rights to file liens obtained from any and all of said contractors, subcontractors and materialmen; copies of said contracts together with duly executed waivers of the right to file liens executed by the contractors or other persons referred to above shall be furnished to the Sublessor;

     3. Sublessee shall also indemnify and save harmless Sublessor against any and all bills for labor performed and equipment, fixtures and material furnished to Sublessee in connection with said work as aforesaid, and against any and all liens, bills or claims therefor or against the Premises; and within twenty (20) days, bond or discharge any such liens, the failure to do so shall be deemed a material breach of this Sublease; and

     4. Sublessee, at his/her own cost and expense, with respect to any repairs or alterations made by him, shall promptly comply with all laws, ordinances, orders, rules and regulations of each and every department and bureau of the city and state and the United States and any other lawful authority asserting jurisdiction over the Premises, as well as all rules and regulations contained in the Head Lease and shall reimburse Sublessor for any expenses incurred on account of failure by Sublessee to comply with any such requirements, and any expenses so incurred by Sublessor as aforesaid, shall be deemed "additional rent" under this Sublease and due and payable by Sublessee to Sublessor on the first day of the month following the payment of same by Sublessor. Sublessee, or any contractors employed by Sublessee, or any other persons who will do the work or install the equipment as aforesaid, shall be fully covered by Worker's Compensation Insurance and liability insurance in the minimum amount of $l,000,000/$2,000,000 and certificates thereof shall be furnished to Sublessor before commencement of any work by any such contractor or persons as aforesaid.

     (e) If Sublessee requests Sublessor to guarantee an obligation to the architect 6r contractor commissioned by Sublessee for the improvements, and Sublessor agrees to do so in a separate instrument. Sublessee agrees that any default in payment by Sublessee to the architect or contractor shall constitute a material breach hereof and shall be treated as though Sublessee has defaulted in the payment of rent hereunder. Sublessee acknowledges that any such guarantee will be given by Sublessor merely as an accommodation to Sublessee and Sublessee agrees to hold Sublessor harmless thereunder. This provision shall not be construed to be an agreement by Sublessor to make such a guarantee, which can only be made in a separate instrument.

     3. Term:
        ----

     (a) This Sublease shall commence on the date hereof and shall end one day prior to the end of the Head Lease.

     (b) Sublessee shall have such options to renew this Sublease as are provided to Sublessor in the Head Lease to renew same, if any, which options shall be conditioned upon Sublessor exercising in each instance, the option in the Head Lease to which Sublessee's option relates and shall be conditioned upon the License Agreement being in full force and effect and Sublessee being in full compliance therewith.

     (c) Each option period, if any, shall run for one (1) day less than the period available to Sublessor under the Head Lease and shall therefore expire one (1) day prior to the end of the then-current term.

     4. Rental:
        ------

     (a) The fixed rental payable by Sublessee shall be __________________ Dollars ($______________________); the fixed common, area maintenance payable by Sublessee shall be _______________ Dollars ($________________); the fixed real estate taxes payable by Sublessee shall be __________________ Dollars ($______________).

     The above rental, common area maintenance and real estate taxes are the net payments and shall be absolutely net to the Sublessor without any right of offset, claim or withholding,, payable during the initial term of the Head Lease and shall increase during any renewal terms thereof.

     (b) In the event the Head Lease contains a provision which may result in the rental payable by Sublessor under the Head Lease being adjusted on the basis of percentage rent charges, or being adjusted during the term hereof or in any renewal term because of cost of living index changes or other incremental increases, and in the event such an adjustment is in fact made under the Head Lease, the fixed minimum rental payable hereunder shall be adjusted by the same percentage as the rent under the Head Lease is adjusted.

     (c) The fixed monthly rental installments and additional rents and charges shall be paid directly to Sublessor via a direct debit system implemented by the Sublessor. This procedure shall be conducted pursuant to a written agreement entered into between Sublessee and Sublessor which will-permit Sublessor to automatically deduct Sublessee's rental payments via electronic funds transfer. This mechanism for payment of rent cannot be altered or cancelled by Sublessee without the prior written consent of the Sublessor.

     (d) Any monies due to Licensor from Sublessee or other payments to be made by Sublessee pursuant to the License Agreement shall be deemed additional rent hereunder.

     (e) All rent payments and other amounts which Sublessee is required to pay to Sublessor hereunder shall bear interest from and after their respective due dates until paid in full at a rate equal to eighteen (18%) percent per annum, calculated and payable weekly. Sublessee acknowledges that this section shall not constitute Sublessor's agreement to accept such payments after they are due or a commitment by Sublessor to extend credit to or otherwise "finance" Sublessee's Agency. Further, Sublessee acknowledges that his/her failure to pay all amounts when due will constitute a breach of this Sublease as provided in
Section 10, notwithstanding the provisions of this section. Further, acceptance of any interest payment shall not be construed as a waiver by the Sublessor of its right in respect of the default giving rise to such payment and shall be without prejudice to the Sublessor's right to terminate this Sublease in respect of such default.

     5. Sublessee's Franchise from Licensor:
        -----------------------------------

     (a) Simultaneously with, or prior to, execution of this Sublease, Sublessee has also entered into the License Agreement solely for the operation of the Agency at the Premises. Sublessee agrees that if the aforesaid License Agreement shall be terminated either by Sublessee or by Licensor for any reason. Sublessor shall, in either event, then have the unqualified and absolute right to terminate this Sublease upon five (5) days' written notice, and at the end of said five (5) day notice period, the Sublessor may re-enter or may institute summary or holdover proceedings to evict Sublessee and all those in possession of the Premises by reason of the termination of this Sublease as herein provided.

     (b) Any uncured default under the License Agreement by Sublessee shall constitute a material default hereunder and shall entitle Sublessor to re-enter the Premises, without being liable for trespass, or institute summary or holdover proceedings to evict Sublessee and all those in possession in the event such default remains uncured, and, wherever the default under the License Agreement shall pertain to the payment of money by Sublessee, such default thereunder shall constitute a default in the payment of rent hereunder and Sublessee shall have all remedies available to it hereunder as though the same were a default in the payment of the fixed minimum rental.

     (c) Any uncured default hereunder shall constitute a material default under the License Agreement and shall entitle the Licensor to terminate the License Agreement on the basis of such default.

     6. Head Lease Inclusions and Exclusions;
        ------------------------------------

     (a) The parties hereby agree that all of the other covenants and agreements by the Licensor or Sublessor, including all extra charges and obligations, if any, which are contained in the aforesaid Head Lease, including all riders and addenda hereto (being Exhibit "A" hereto) are hereby assumed by Sublessee and by this reference are made a part hereof and included in this Sublease as if herein fully written and as if the words "Sublessor" and "Sublease: were originally wherever the words "Lessor" and "Lessee" appear therein.

     (b) With reference to the included paragraphs of said Head Lease, pertaining to the insurance obligations of Sublessor which along with all others are hereby taken over from the Sublessor and assumed by Sublessee, it is agreed that the insured parties under all of said insurance policies shall be as their interest may appear (in addition to Sublessee).

     (c) It is further understood by and between the Sublessor and Sublessee hereto that the Licensor/Sublessor shall have no liability whatsoever if Sublessee defaults under the terms of the Head Lease and the Lessor elects to cancel said Head Lease for the Premises.

     7. Tax and Security Deposits:
        -------------------------

     (a) When and if requested. Sublessee agrees to pay to Sublessor in advance, on each monthly rental payment date, an additional amount equal to one twelfth (1/12) of the annual taxes and assessments levied against the demised Premises for the period for which collected. Sublessor shall use such monies for payment of such taxes or assessments as they become due and payable. In the event such monies are insufficient for such purpose. Sublessee shall immediately, upon notice, pay the difference to Sublessor. In remitting such taxes or assessments. Sublessor shall not be responsible for their validity, accuracy or reasonableness and shall not be required to make advances thereof. Sublessor shall not be required to pay any interest on any payments made hereunder by Sublessee and Sublessee hereby expressly waives any right, statutory or otherwise, to have Sublessor pay interest on said payment.

     (b) Upon execution of this Sublease, Sublessee shall be required to remit to Sublessor a security deposit equal to ______( ) months rent Said security deposit shall be held by Sublessor, throughout the term of this Sublease, without liability for interest, as security for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease by said Sublessee to be kept and performed during the term hereof.

     (i) In the event of the failure of Sublessee to keep and perform any of the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee, then Sublessor at its option and without notice may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Sublessor for loss or damage sustained or suffered by Sublessor due to such breach on the part of Sublessee. Should the entire deposit, or any portion thereof, be appropriated and applied by Sublessor for the payment of overdue rent or other sums due and payable to Sublessor by Sublessee hereunder, then Sublessee shall, upon the written demand of Sublessor, forthwith remit to Sublessor a sufficient amount in cash to restore said security to the original sum deposited, and Sublessee's failure to do so within ten (10) days after receipt of such demand shall constitute a breach of this.Sublease. Should Sublessee comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Sublessee to Sublessor hereunder, the said deposit shall be returned in full to Sublessee at the end of the term of this Sublease, or upon the earlier termination of this Sublease.

     (ii) Sublessor may deliver the funds deposited hereunder by Sublessee to the purchaser of Sublessor's interest in the Premises, in the event that such interest be sold, and thereupon Sublessee agrees that Sublessor shall be discharged from any further liability with respect to such deposit.

     8. Assignment and Subletting:
        -------------------------

     (a) Sublessee shall not sell, transfer, convey, mortgage, quitclaim, pledge, assign or sublet or otherwise grant any party any interest in this Sublease or the Premises, in whole or in part, except in conjunction with a transfer of the License Agreement and upon the terms and conditions relating to transfers contained in the License Agreement and the Head Lease. This Sublease and the Sublessee's interest herein shall not be assignable by operation of law.

     (b) Sublessor may at any time assign this Sublease and its rights, privileges, duties and obligations hereunder.

     9. Notices:
        -------

     All notices to be given to the Sublessor or Sublessee may be given in writing personally or by certifie mail, return receipt requested, postage prepaid; sent to Sublessee at the Demised Premises and to the Sublessor at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Delivery thereof shall be conclusively presumed as having bee made within three (3) days from the date of mailing.

     10. Termination, Default, and Remedies:
         ----------------------------------

     (a) Notwithstanding anything to the contrary herein or elsewhere expressed or implied, Subless* shall have the right to terminate this Sublease upon written notice hereof to Sublessee upon the occurrence of any oi or more of the following events or conditions: .

     (i) Any failure by Sublessee to pay any rental or other amount due hereunder when and as the same may be due and payable and failure to cure such default within five (5) days following receipt of written notice of default from Sublessor;

     (ii) Any other failure by Sublessee to comply with any other provision of this Sublease. and failure to cure such default within fifteen (15) days following receipt of written notice of default from Sublessoor

     (iii) Any action or inaction by Sublessee, or the sufferance of any act or condition I Sublessee, which would constitute a default by the Sublessor under the Head Lease, regardless of whether or not the Landlord seeks to enforce the applicable default provisions of the Head Lease.

     (b) Upon termination of this Sublease for any reason whatsoever. Sublessee shall immediate. surrender the Premises to Sublessor in the same condition as existed on the commencement of this Sublease, reasonable wear and tear excepted, and shall immediately vacate the Premises leaving all furniture, fixtures and equipment. Six (60) days following said termination, and provided Sublessee increases the amount of security held by Sublessor cover the shortfall on the guaranteed rental payments by Sublessee, Sublessor will release to Sublessee the furniture movable and unattached fixtures and equipment ("FF&E"). In the event Sublessee fails to put up the additional security to cover the rental for the balance of the term of the Head Lease, Sublessor shall have the right to assume ownership of the FF&E, after crediting Sublessee with the depreciated value of same. This credit shall be added to the security deposit that is in Sublessor's possession. If the amount that this sum equals or is greater than the rental due, Sublessee shall be paid the balance. Sublessor shall use its best efforts to find a replacement sublessee/licensee. If there is deficiency at the time a replacement sublessee/licensee is found. Sublessee shall be personally responsible for th deficiency. If no deficiency exists. Sublessee shall be paid what is owed to him. The depreciated value shall I calculated by reducing the value of the FF&E by 50% at the time of purchase of same, and then depreciating the FF&E by 20% each year, with a minimum depreciated value of 10% of the original purchase price. By way of example, if the cost of the FF&E is $12,000, the immediate depreciation is $6,000 and each year thereafter it shall depreciate by 20% or a pro rata amount depending on the months involved if not a full year. Sublessor shall have the right to file appropriate Uniform Commercial Code forms for the purpose of perfecting its security interest in the FF&E. Sublessee shall nevertheless be obligated to pay the monthly rental until such time as Sublessor secures a substitu licensee/sublessee for the Premises. Sublessor shall have the right to deduct such monthly rental from the security deposit, which now includes the FF&E credit discussed herein, being held by Sublessor until a substitute is found. Once a new sublessee has been secured, Sublessee shall be paid the balance that is left over for the FF&E, less the depreciation, the rental paid, after deducting same from the security deposit. In the event the FF&E has been leased through a third party leasing company. Sublessor's lien shall be subordinated to the prior lienholder.

     (c) In the event this Sublease is terminated due to a default of its terms and not as a result of default under the License Agreement and Sublessee elects to remain in the Travel Network system. Sublessor, at its absolute discretion may permit Licensee to do so, provided the new agency is at least five (5) miles away from the Premises. In the event that this occurs, Licensee shall have the right to continue to solicit his/her customer base, but wi not have any rights in and to the telephone number of the Agency, as per the License Agreement.

     (d) In addition to the remedies of Sublessor specified in the aforesaid paragraphs, the parties hereto agree that the only notices necessary to terminate this Sublease and License Agreement are those enumerated herein, with all other notices and demands required by statute or law being hereby waived by Sublessee, and further that .this Sublease and the License Agreement may also be terminated at the election of Sublessor without farther notice or demand in the following event:

     (i) If Sublessee establishes a pattern of repeated defaults in that Sublessee fails to make any payment of money under this Sublease when due, or defaults in the performance of any covenants, undertakings, or obligations other than for the payment of money required by this Sublease to be performed by Sublessee, in three (3) consecutive calendar months or in any four (4) months during the same calendar year (whether the same or different failures or defaults are involved), then notwithstanding that Sublessee has cured within the times prescribed for any such failures and defaults occurring in the first two
(2) consecutive months or in any three (3) months in the same calendar year, it is nevertheless agreed that the occurrence of such failure of default for the third consecutive calendar month or for the fourth month in the same calendar year shall be conclusively deemed to be an immediate material breach of this Sublease permitting termination without further demand or notice of any kind and without any right on the part of Sublessee to cure; and

     (ii) If Sublessee willfully falsifies any statement or report required to be submitted to Sublessor under the terms of this Sublease.

     11. Right of Entry and/or Possession:
         --------------------------------

     If, for any reason. Sublessee should be in default of his/her obligations hereunder or in his/her obligations under the License Agreement, or any stipulation signed by Sublessee, the Sublessor shall have the right to enter upon the Premises of Sublessee at any hour, not just Sublessee's business hours, to take possession of the Agency and Sublessee agrees that the Sublessor shall not be required to obtain prior permission to enter upon the premises and operate the Agency; Sublessee hereby grants the Sublessor the limited power of attorney to obtain an order and judgment in the Sublessee's behalf in any court of competent jurisdiction to order and authorize the entry of the Sublessor on the premises and the operation of the Agency. Licensee further agrees that if the Sublessor is forced to resort to this procedure by any interference with the Sublessors rights hereunder or for any other reason. Sublessee shall pay all attorney's fees and other costs associated with the Sublessor's obtaining such order and judgment on its behalf.

     12. Insurance:
         ---------

     Sublessee shall, at his/her sole cost and expense, obtain and maintain the insurance required by the Head Lease and License Agreement with respect to the Premises. Sublessee expressly agrees to be bound by all of the terms of the License Agreement and the Head Lease with respect to such insurance coverage requirements, including without limitation, the duty to name Sublessor, Licensor, the Landlord and any other required parties as additional insureds and/or loss payees as their respective interests may appear. This obligation includes securing an Errors and Omissions policy with at least a $1,000,000 policy limit.

     13. Guaranty By Sublessee:
         ---------------------

     In consideration of the making of this Sublease by Sublessor, the undersigned Sublessee does hereby guarantee to Sublessor the payment of all rent, additional rent, impositions and charges of any kind required herein to be paid by Sublessee and the performance by Sublessee of all of the terms and conditions of this Sublease. Sublessee hereby waives any notices hereunder or acceptance hereof and consents to any extension of time, indulgence or waivers granted by Sublessor to Sublessee or any other action or modification of the Sublease terms regardless of whether they affect the extent or nature of the obligations of the Sublessee and Sublessee agrees to pay all of the Sublessor's expense, including attorneys fees incurred by Sublessor in enforcing this Guaranty or the obligations of the Sublessee herein.

     14. Dispute Resolution:
         ------------------

     Arbitration: Any and all controversies or disputes arising out of, or relating to, this Sublease or performance Agreement or interpretation thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for any such controversy or dispute including any claim of persons in privity with or claiming through, on behalf of or in the right of Sublessee including, but are not limited to, spouses and other family members, heirs, executors, representatives, successors and assigns.

     Unless prohibited by applicable law, any claim by Sublessee or its representatives against Sublessor and its affiliates, officers, directors, and employees, shall be made by filing a written demand for arbitration within one
(1) year following the conduct, act or other event or occurrence first giving rise to the claim. Failure by Franchisee to file a claim within one (1) year will result in the loss and waiver forever of any such claim. The Federal Arbitration Act, as amended, governs the rights and duties in any arbitration.

     Arbitration shall take place according to the commercial arbitration rules of the American Arbitration Association in effect as of the date the demand for arbitration is filed. The arbitration shall take place at a location in Bergen County, New Jersey selected by the American Arbitration Association.

     Arbitration shall be conducted before one arbitrator appointed by the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to recover its expenses, including reasonable attorney's fees and accounting fees, in addition to any other relief to which it is found entitled, including, without limitation, all administrative fees and expenses, arbitrator's compensation, rental fees for hearing room and other costs associated with the arbitration. The arbitrator shall have no authority to amend or modify the terms of this Agreement.

     Each party farther agrees that, unless such a limitation is prohibited by applicable law, the other party shall not be liable for punitive or exemplary damages and the arbitrator shall have no authority to award the same. The award or decision by the arbitrator shall be final and binding on the parties and may be enforced by court judgment or order. The parties consent to the exercise of personal jurisdiction over them and to the propriety of venue set forth herein for the purpose of carrying out this provision; and they waive any objections that they would otherwise have-to the same.

     In the event any provision in this Section is determined by a court of competent jurisdiction to be legally invalid or unenforceable under the law applicable in a particular case, then it is tile intention of the parties to this Agreement that such provision be deemed inoperative and stricken from this Agreement, and that the remainder of this Section, to the extent not legally invalid or unenforceable under applicable law, be enforced as written and as if the invalid or unenforceable provision or provisions had not been included in this Section 14.

     Sublessor shall have die right to seek from any court of competent jurisdiction, provisional remedies including, but not limited to, temporary restraining orders or preliminary injunctions before, during or after arbitration. Sublessor need not await the outcome of the arbitration before seeking provisional remedies. Seeking any such remedies shall not be deemed to be a waiver of either party's right to compel arbitration. The parties consent to the exercise of personal jurisdiction and to the propriety of venue in any such courts for the purpose of carrying out this provision; they waive any objections that they would otherwise have to the same; and they waive the right to have any such action decided by a jury.

     15. Miscellaneous:
         -------------

     (a) The words "Sublessor" and "Sublessee" shall mean respectively all parties of Sublessor or Sublessee, regardless of number, and the word "he" or "she" shall be synonymous with "she", "its" and "their".

     (b) All remedies of the parties hereto are cumulative.

     (c) No waiver by Sublessor of any provision or undertaking hereunder shall be valid unless in writing signed by an authorized officer of Sublessor. No waiver by either party hereto of any provision of default hereunder, whether in a single instance or repeatedly, shall be deemed a future waiver of such provision or default Receipt of acceptance of rent by Sublessor shall not be deemed a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Sublease, or of any right which Sublessor may be entitled to exercise under this Sublease.

     (d) All provisions set forth in the License Agreement, where appropriate, shall apply to this Sublease, be incorporated herein by reference and bind Sublessor and Sublessee as if the same were set forth herein.

     (e) As between Sublessor and Sublessee, in the event there is a conflict between the terms of the Head Lease and this Sublease, the terms of this Sublease shall control. Whenever in the Head Lease the term "Tenant/Lessee" or an equivalent term is used, the term "Sublessee" shall be substituted therefor, and whenever the term "Landlord"/"Lessor" or an equivalent term is used, the term "Sublessor" shall be substituted therefor except that Sublessor shall not be deemed to be assuming the obligations of the Landlord/Lessor under the Head Lease. Sublessor will make reasonable efforts to enforce the obligations of Landlord/Lessor under the Lease.

     (f) Any provision of this Sublease and/or License Agreement which imposes obligations which survive the termination or expiration hereof, shall survive such termination or expiration.

     (g) All provisions of this Sublease are severable and this Sublease shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of termination of or refusal to renew this Sublease than is required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Sublease is invalid or unenforceable, the prior notice requirements hereof, or such invalid or unenforceable provision, shall be modified to the extent required to be valid and enforceable. Such modifications to this Sublease shall be effective only in such jurisdiction and shall be enforced as originally made and entered into in all other jurisdictions.

     (h) This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (i) This Sublease shall take effect upon the date of Sublessor's execution and delivery of this Sublease to Sublessee.

     IN WITNESS WHEREOF, die parties have executed this instrument the day and year first above written.

SUBLESSOR:

TRAVEL NETWORK, LTD.                    SUBLESSEE
                                        (NAME):

BY:____________________________________ (SIGNATURE)______________________
   MICHAEL Y. BRENT, PRESIDENT WITNESS:

WTTNTNESS:                               WTTNTNESS:

---------------------------------------  ----------------------------------

                                   EXHIBIT "A"
                                   -----------
                               Copy of Head Lease